Exhibit 4.1

No. Shares Common Stock Par Value $.01 Per share Incorporated under the laws of State of Delaware Great Western Bancorp, Inc. THIS CERTIFIES that is the owner of fully paid and non-assessable Shares of common stock of the par value of one cent per share of the above- named Corporation transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. IN WITNESS WHEREOF THE Corporation has caused this certificate to be signed by signed by its duly authorized officers. Dated , 20 . Ken Karels President & Chief Executive Officer Donald Straka Secretary & General Counsel

PLEASE INSERT SOCIAL SECURTIY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE For Value Received, hereby sell, assign and transfer unto - Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.